Exhibit 99.4

Marchex Names Bill Day, Co-Founder and Former CEO of About.com, as Chief

Media Officer

SEATTLE, WA—August 9, 2007—Marchex, Inc. (NASDAQ: MCHX, MCHXP), a local online advertising company and leading publisher of local content, today announced that it has named Internet veteran Bill Day as Chief Media Officer. In this newly created role, Day will oversee Marchex’s media strategy, including its online content, consumer-facing initiatives and related advertising strategies.

With this announcement, Day assumes responsibility for certain areas and strategies which previously were directed by Marchex Chairman and Chief Executive Officer Russell C. Horowitz. Day, who assumes his new position immediately, will report directly to Horowitz.

“Local search and locally developed and oriented content will be one of the key drivers for the search market over the next five years and Marchex is in a phenomenal position to be a leader in this category,” said Day. “I believe that Marchex’s innovative content initiatives are truly ahead of the curve and I look forward to building on the current momentum and helping to take Marchex’s local consumer experience and related advertising opportunities to the next level.”

“Bill’s extensive track record and expertise in building innovative, consumer media properties and in operating online advertising businesses will enable him to provide important strategic direction to our consumer-facing initiatives” said Horowitz. “With Bill’s leadership, we are well positioned to realize the significant growth potential of our network and develop it into a leading brand in the local space.”

Prior to joining Marchex, Day was a co-founder and CEO of About.com, a pioneer in providing vertically focused original consumer information and advice. He grew About.com to one of the most highly trafficked content destinations on the Internet, a top 20 global online media network covering more than 700 topics and 50,000 subjects used by tens of millions of monthly users to find highly targeted, useful information. While at About.com, he also pioneered contextual pay-per-click advertising through the launch of the Sprinks Network. Following Primedia’s acquisition of About.com in 2000, Day continued as CEO of About.com, running the division within Primedia through 2003. More recently, from 2004 to 2007, he has been the CEO of MeMedia (formerly WhenU), a privately-held behavioral advertising network. He received his B.S. in Mechanical Engineering from Yale University, and his M.B.A. from the Wharton School of the University of Pennsylvania.

About Marchex, Inc.

Marchex (www.marchex.com) is a local online advertising company and leading publisher of local content. Marchex’s innovative advertising platform delivers search marketing products and services for local and national advertisers. Marchex’s local content network, one of the largest online, helps consumers make better, more informed local decisions though its network of content-rich Web sites that reach tens of millions of unique visitors each month.

Forward looking statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex’s actual results to differ materially from those indicated by such forward-looking statements which are described in the “Risk Factors” section of our most recent periodic report and registration statement filed with the SEC.

Marchex Press:

Mark S. Peterson

Vice President of Public Relations

Telephone: 206.331.3344

Email: mark@marchex.com

Marchex Investor Relations:

Trevor Caldwell

Vice President of Investor Relations & Strategic Initiatives

Telephone: 206.331.3600

Email: tcaldwell@marchex.com

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